                              EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into and is effective this 1st day of January, 2007 (the "Effective Date"), by and between COOPERATIVE BANKSHARES, INC. (the "Company"), COOPERATIVE BANK (the "Bank") and FREDERICK WILLETTS, III (the "Employee").

         WHEREAS, the Employee has heretofore been employed by the Company and the Bank as President and Chief Executive Officer and is experienced in all phases of the business of the Company and the Bank; and

         WHEREAS, the Board of Directors of each of the Company and the Bank and the Employee have determined that it is necessary and appropriate to enter into this Employment Agreement to ensure the Employee's continued service on terms consistent with his role and his importance to the success of the Company and the Bank;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the adequacy of which is acknowledged by the parties hereto, it is AGREED as follows:

         1.   DEFINED TERMS
              -------------

         When used anywhere in this Agreement, the following terms shall have the meaning set forth herein.

         (a)  "BANK BOARD" shall mean the Board of Directors of the Bank.

         (b)  "CHANGE IN CONTROL" shall mean any one of the following events:
(i) the acquisition by any person (or persons acting as a group) of ownership, holding or power to vote more than 25% of the voting stock of the Company or the Bank, (ii) the acquisition by any person (or persons acting as a group) of the ability to control the election of a majority of the Company's or the Bank's directors, (iii) the acquisition of a controlling influence over the management or policies of the Company or of the Bank, (iv) the Company or the Bank merges into or consolidates with another corporation, or merges another corporation into the Company or the Bank and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation; or (v) during any period of two consecutive years, individuals (the "Continuing Directors") who at the beginning of such period constitute the Board of Directors of the Company or of the Bank (the "Existing Board") cease for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Existing Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this paragraph, the terms "person" or "persons acting as a group" shall be construed within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and shall refer to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as interpreted through applicable rulings and regulations in effect from time to time.

         (d)  "COMPANY BOARD" shall mean the Board of Directors of the Company.

         (e) "GOOD REASON" shall mean any of the following events, which has not been consented to in advance by the Employee in writing: (i) the requirement that the Employee move his personal residence, or perform his principal executive functions, more than 35 miles from his primary office as of the later of the Effective Date and the most recent voluntary relocation by the Employee;
(ii) a material reduction in the Employee's base compensation under this Agreement as the same may be increased from time to time; (iii) the failure by the Company or the Bank to continue to provide the Employee with compensation and benefits provided under this Agreement as the same may be increased from time to time, or with benefits substantially similar to those provided to him under any of the employee benefit plans in which the Employee now or hereafter becomes a participant, or the taking of any action by the Company or the Bank which would directly or indirectly reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed by him under this Agreement;
(iv) the assignment to the Employee of duties and responsibilities materially different from those normally associated with his position; (v) a failure to reelect the Employee to the Company Board or the Bank Board, if the Employee has served on such Board at any time during the term of the Agreement; (vi) a material diminution or reduction in the Employee's responsibilities or authority (including reporting responsibilities) in connection with his employment with the Company or the Bank; or (vii) a material reduction in the secretarial or other administrative support of the Employee.

         (f) "JUST CAUSE" shall mean, in the good faith determination of the Company Board and the Bank Board, the Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. No act, or failure to act, on the Employee's part shall be considered "willful" unless he has acted, or failed to act, with an absence of good faith and without a reasonable belief that his action or failure to act was in the best interest of the Company and the Bank.

         (g) "PROTECTED PERIOD" shall mean the period that begins on the date six months before a Change in Control and ends on the later of the second annual anniversary of the effective date of a Change in Control or the expiration date of this Agreement (including any renewal terms).

         2.   EMPLOYMENT. The Employee is employed as the President and Chief
              ----------
Executive Officer of the Company and the Bank. The Employee shall render such administrative and management services to the Company and the Bank as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee shall also promote, as and to the extent permitted by law, the business of the Company and the Bank. The Employee's other duties shall be such as the Company Board or the Bank Board may from time to time reasonably direct, including normal duties as an officer of the Company and Bank.

         3.   BASE COMPENSATION. The Bank agrees to pay the Employee during the
              -----------------
initial year of the term of this Agreement a salary at the rate of $325,000 per annum, payable in accordance with the Bank's customary payroll policies. The Bank Board shall review, not less often than annually, the rate of the Employee's salary, and in its sole discretion may decide to adjust his salary; provided, however, in the event of a Change in Control, the Bank Board may not thereafter adjust the Employee's salary below the level in effect immediately prior to the Change in Control.

         4.   DISCRETIONARY BONUSES. The Employee shall participate in an
              ---------------------
equitable manner with all other senior management employees of the Bank in discretionary bonuses that the Bank Board may award from time to time to the Bank's senior management employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such discretionary bonuses.
                                       2

         5.   PARTICIPATION IN BENEFIT PROGRAMS; EXPENSES.
              -------------------------------------------

         (a) During the term of this Agreement, the Employee shall be eligible to participate in all employee benefit plans sponsored by the Bank for its employees including health, dental, disability, life insurance, retirement, pension, or any similar programs.

         (b) The Employee shall be eligible to participate in any executive compensation or benefits which are or may become available to the Bank's senior management employees, including, by way of example, but not limitation, any stock-based compensation or incentive compensation plans, supplemental retirement programs or any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement.

         (c) The Employee shall be reimbursed for all reasonable out-of-pocket business expenses which he shall incur in connection with his services under this Agreement upon substantiation of such expenses in accordance with the policies of the Bank.

         6.   TERM. The term of this Agreement shall be for the period
              ----
commencing on the Effective Date and ending 60 months thereafter (or such earlier date as is determined in accordance with Sections 10 or 12). Additionally, on or before each annual anniversary date of the Effective Date, the Company Board and the Bank Board may extend the Employee's term of employment for an additional one-year period beyond the then effective expiration date, unless the Employee gives notice not later than ninety (90) days prior to the anniversary date of an intention that the Agreement not be extended beyond its then current term.

         7.   LOYALTY; NONCOMPETITION.
              -----------------------

         (a) During the period of his employment hereunder and except for illnesses, reasonable vacation periods, and reasonable leaves of absence, the Employee shall devote all his full business time, attention, skill, and efforts to the faithful performance of his duties hereunder; provided, however, from time to time, the Employee may serve on the boards of directors of, and hold any other offices or positions in, companies or organizations, which will not present any conflict of interest with the Bank or any of its subsidiaries or affiliates, or unfavorably affect the performance of Employee's duties pursuant to this Agreement, or will not violate any applicable statute or regulation. "Full business time" is hereby defined as that amount of time usually devoted to like companies by similarly situated executive officers. During the term of his employment under this Agreement, the Employee shall not engage in any business or activity contrary to the business affairs or interests of the Bank.

         (b) Nothing contained in this Section shall be deemed to prevent or limit the Employee's right to invest in the capital stock or other securities of any business dissimilar from that of the Bank, or, solely as a passive or minority investor, in any business.

         8.   STANDARDS. The Employee shall perform his duties under this
              ---------
Agreement in accordance with such reasonable standards as the Company Board or the Bank Board may establish from time to time. The Bank will provide Employee with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

         9.   VACATION AND SICK LEAVE.
              -----------------------

         (a) The Employee shall be entitled to annual vacation and sick leave benefits in accordance with the policies that the Bank Board periodically establishes for senior management employees.

         (b) The Employee shall not receive any additional compensation from the Bank on account of his failure to take a vacation or sick leave, and the Employee shall not accumulate unused vacation or sick leave from one fiscal year to the next, except in either case to the extent authorized by the Bank Board.

         (c) In addition to the aforesaid paid vacations, the Employee shall be entitled without loss of pay, to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Company Board and the Bank Board may in their discretion determine. Further, the Company Board and the Bank Board may grant to the Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as such Boards in their discretion may determine.

         10.  TERMINATION AND TERMINATION PAY. Subject to Section 12 hereof, the
              -------------------------------
Employee's employment hereunder may be terminated under the following circumstances:

         (a) DEATH. The Employee's employment under this Agreement shall terminate upon his death during the term of this Agreement, in which event the Employee's estate shall be entitled to receive the compensation due the Employee through the last day of the calendar month in which his death occurred.

         (b) DISABILITY. The Company and the Bank may terminate the Employee's employment after having established the Employee's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Employee's ability to substantially perform his duties under this Agreement and which results in the Employee becoming eligible for long-term disability benefits under the Bank's long-term disability plan (or, if the Bank has no such plan in effect, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of 180 consecutive days). In the event that the Employee's employment is terminated by reason of his Disability, the Employee's base salary (at the rate in effect on his termination date) shall be continued during his continuing period of Disability for a period not to exceed five years in accordance with the following schedule: (i) 100% of base salary for the first three years and (ii) 50% of base salary for the next two years. Any payments made to the Employee under this paragraph (b) shall be reduced dollar-for-dollar by the amount of any benefits payable to the Employee under the Bank's long-term disability plan. In addition, beginning on the Employee's termination date and during his continuing period of Disability for a period not to exceed five years, the Bank shall continue to provide the Employee with coverage under the Bank's health, dental and life insurance programs on the same terms as such benefits were made available to the Employee prior to his termination date.

              During any period that the Employee shall receive disability benefits and to the extent that the Employee shall be physically and mentally able to do so, he shall furnish such information, assistance and documents so as to assist in the continued ongoing business of the Bank and, if able, shall make himself available to the Bank to undertake reasonable assignments consistent with his prior position and his physical and mental health. The Bank shall pay all reasonable expenses incident to the performance of any assignment given to the Employee during the disability period.

         (c) JUST CAUSE. The Company Board and the Bank Board may, by written notice to the Employee, terminate his employment at any time, for Just Cause. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. No act, or failure to act, on the Employee's part shall be considered "willful" unless the Employee has acted, or failed to act, with an absence of good faith and without a reasonable belief that the action, or failure to act, was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Just Cause unless there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a two-thirds majority of the membership of the Company Board and the Bank Board at a meeting called and held for that purpose (after reasonable notice to the Employee and an opportunity for the Employee to be heard before the Boards), finding that in the good faith opinion of the Boards the Employee was guilty of conduct and specifying the particulars thereof in detail.

         (d) TERMINATION WITHOUT JUST CAUSE OR FOR GOOD REASON. (i) The Company Board and the Bank Board may, by written notice to the Employee, terminate his employment at any time for a reason other than Just Cause, or (ii) the Employee may, by written notice to the Company and the Bank, terminate his employment for Good Reason. Upon the occurrence of either event, the Employee shall be entitled to receive the following compensation and benefits (unless such termination occurs during the Protected Period, in which event the benefits and compensation provided for in Section 12 shall apply): (x) a payment equal to the amount of base salary (at the rate in effect on his termination date) the Employee would have been paid through the expiration date of this Agreement, including any renewal term (the "Expiration Date"), (y) the Bank shall cover the entire cost of the continued participation of the Employee and his spouse in the Bank's group health, life and disability insurance programs through the Expiration Date. In the event that coverage under such programs is not available to the Employee by reason of his status as a former employee, the Bank shall provide the Employee with substantially comparable coverage on an individual basis. All cash amounts payable to the Employee under this subsection (d) shall be paid in one lump sum within ten days of such termination.

         (e) VOLUNTARY TERMINATION BY EMPLOYEE. The Employee may voluntarily terminate employment with the Bank during the term of this Agreement, upon at least 90 days prior written notice to the Company Board and the Bank Board, in which case the Employee shall receive only his compensation, vested rights and employee benefits up to the date of his termination (unless such termination occurs pursuant to Section 10(d) hereof or within the Protected Period, in
Section 12(a) hereof, in which event the benefits and compensation provided for in Sections 10(d) or 12, as applicable, shall apply).

         11.  NO MITIGATION. The Employee shall not be required to mitigate the
              -------------
amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

         12.  CHANGE IN CONTROL.
              -----------------

         (a) TRIGGER EVENTS. The Employee shall be entitled to collect the greater of (i) the severance benefits set forth in Section 12(b) or (ii) the severance benefits described in Section 10(d), in the event that either (x) the Employee voluntarily terminates employment for any reason within the one-year period beginning on the date of a Change in Control (which for purposes of this Section 12(a) shall be treated in the same manner as a termination for Good Reason), (y) the Employee voluntarily terminates employment within 90 days of an event that both occurs during the Protected Period and constitutes Good Reason, or (z) the Company or Bank or their successor(s) in interest terminate the Employee's employment without his written consent and for any reason other than Just Cause during the Protected Period.

         (b) SEVERANCE PAYMENTS AND BENEFITS. Upon the occurrence of a trigger event described in Section 12(a), the Employee shall be entitled to receive the following payments and benefits:

              (i) A cash severance benefit equal to three times the sum of (x) the Employee's base salary at the rate in effect on the date of termination or the date immediately preceding the effective date of the Change in Control, whichever is higher and (y) the highest cash bonus paid or accrued on the Employee's behalf during the 60-month period preceding his termination date. The severance benefit shall be payable in one lump sum within ten days of the Employee's last day of employment.

              (ii) For a period of 36 months following the Employee's
                   termination date, the Bank shall, at the Bank's expense, continue the Employee's coverage under the Bank's health, dental, life, and disability programs. In the event that coverage under such programs is not available to the Employee by reason of his status as a former employee, the Bank shall provide the Employee with substantially comparable coverage on an individual basis

         13.  EXCISE TAXES.
              ------------

         (a) COVERED BENEFITS. "Covered Benefits" shall mean any payment or benefit paid or provided to the Employee by the Company or any affiliate or any successor in interest to the Company (whether pursuant to this Agreement or otherwise) that will be (or in the opinion of Tax Counsel (as defined below) might reasonably be expected to be) subject to any excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). In the event that at any time during or after the Term of Employment the Employee shall receive any Covered Benefits, the Company shall pay to the Employee an additional amount (the "Gross-Up Payment") such that the net amount retained by the Employee from the Gross-Up Payment, after deduction of any federal, state and local income taxes, Excise Tax, and FICA and Medicare withholding taxes on the Gross-Up Payment, shall be equal to the Excise Tax on the Covered Benefits. For purposes of determining the amount of such Excise Tax on the Covered Benefits, the amount of the Covered Benefits that shall be taken into account in calculating the Excise Tax shall be equal to (i) the Covered Benefits, less (ii) the amount of such Covered Benefits that, in the opinion of tax counsel selected by the Company and reasonably acceptable to the Employee ("Tax Counsel"), are not parachute payments (within the meaning of Section 280G(b)(1) of the Code).

         (b) CERTAIN ASSUMPTIONS. For purposes of this Section 13, the Employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Excise Tax is payable and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Employee's residence on the effective date of the Employee's termination, net of the reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Except as otherwise provided herein, all determinations required to be made under this Section 13 shall be made by Tax Counsel, which determinations shall be conclusive and binding on the Employee and Company, absent manifest error.

         (c) TAX INDEMNIFICATION. The Company shall indemnify and hold the Employee harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, reasonable accountant's fees, interest, fines and penalties of any kind) which the Employee incurs as a result of any administrative or judicial review of the Employee's liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of the Employee's liability for the Excise Tax or otherwise relating to the classification for purposes of Section 280G of the Code of any of the Covered Benefits or other payment or benefit in the nature of compensation made or provided to the Employee by the Company. The

Employee shall promptly notify the Company in writing whenever the Employee receives notice of the commencement of any judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Agreement or otherwise is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the reporting of the Employee's liability under Section 4999). The Company may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment (except to the extent necessary or appropriate for the Employee to resolve any such proceeding with respect to any matter unrelated to the Covered Benefits or other payment or benefit in the nature of compensation made or provided to the Employee by the Company) and the Employee shall cooperate fully with the Company in any such proceeding. The Employee shall not enter into any compromise or settlement or otherwise prejudice any rights the Company may have in connection therewith without prior consent of the Company. In the event that the Company elects not to assume control over such matters, the Company shall promptly reimburse the Employee for all expenses related thereto as and when incurred upon presentation of appropriate documentation relating thereto.

         14.  INDEMNIFICATION AND INSURANCE.
              -----------------------------

         (a) To the maximum extent permitted under applicable law, during the term of this Agreement and for a period of six years thereafter, the Company shall indemnify the Employee against and hold the Employee harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any affiliate thereof.

         (b) During the term of this Agreement and for a period of six years thereafter, the Company shall cause the Employee to be covered by and named as an insured under any policy or contract of insurance obtained by either Company to insure directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or any of its affiliates service in other capacities at its request. The coverage provided to the Employee pursuant to this Section 14 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company.

         15.  REIMBURSEMENT FOR EXPENSES RELATED TO A DISPUTE REGARDING THE
              -------------------------------------------------------------
AGREEMENT. In the event that any dispute arises between the Employee and the
---------
Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action that the Employee takes to defend against any action taken by the Bank or the Company, the Employee shall be reimbursed for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Employee obtains either a written settlement or a final judgment by a court of competent jurisdiction substantially in his favor. Such reimbursement shall be paid within ten days of Employee's furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Employee.

         16.  FEDERAL INCOME TAX WITHHOLDING. The Bank may withhold all federal
              ------------------------------
and state income or other taxes from any benefit payable under this Agreement as shall be required pursuant to any law or government regulation or ruling.

         17.  SUCCESSORS AND ASSIGNS.
              ----------------------

         (a) COMPANY AND THE BANK. This Agreement shall not be assignable by the Company Bank, provided that this Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Company or the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Company or the Bank.

         (b) EMPLOYEE. Since the Company and the Bank are contracting for the unique and personal skills of the Employee, the Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank; provided, however, that nothing in this paragraph shall preclude (i) the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereunto.

         (c) ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

         18.  AMENDMENTS. No amendments or additions to this Agreement shall be
              ----------
binding unless made in writing and signed by all of the parties, except as herein otherwise specifically provided.

         19.  SOURCE OF PAYMENTS. Unless otherwise determined by the Company
              ------------------
Board and except to the extent contemplated by Section 5(b), the Executive shall not receive any separate compensation or benefits from the Company for services rendered under this Agreement; provided, however, that the Company agrees that it shall be jointly and severally liable with the Bank for the payment of all amounts and the provision of all benefits due the Employee under any provision of this Agreement.

         20.  SPECIAL LIMITATIONS. (1) If the Employee is removed and/or
              -------------------
permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Sections 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but vested rights of the parties shall not be affected.

         (2) If the Bank is in default (as defined in Section 3(x)(1) of FDIA), all obligations under this Agreement shall terminate as of the date of default; however, this Paragraph shall not affect the vested rights of the parties.

         (3) If a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. Section 1818(e)(3) or (g)(1)) suspends and/or temporarily prohibits the Employee from participating in the conduct of the Bank's affairs, the Bank's obligations under this Agreement shall be suspended as of the date of such service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and
(ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (4) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
Section 1828(k) and any regulations promulgated thereunder.

         (5) Any payments in the nature of severance made to the Employee under this Agreement are subject to and conditioned upon their compliance with Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations promulgated under Section 409A regarding any delay in such payments by the Company.

         21.  APPLICABLE LAW. Except to the extent preempted by federal law, the
              --------------
laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

         22.  SEVERABILITY. The provisions of this Agreement shall be deemed
              ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         23.  ENTIRE AGREEMENT. This Agreement, together with any understanding
              ----------------
or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto and shall supersede any prior agreement between the parties including the Employment Agreement between the Employee and the Bank dated August 16, 1991 and any amendments thereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

ATTEST:                                     COOPERATIVE BANKSHARES,INC.


/s/ Linda B. Garland                        By: /s/ James D. Hundley
---------------------------------               --------------------------------
Secretary


ATTEST:                                     COOPERATIVE BANK


/s/ Linda B. Garland                        By: /s/ James D. Hundley
---------------------------------               --------------------------------
Secretary




WITNESS:


/s/ Dare C. Rhodes                          /s/ Frederick Willetts, III
---------------------------------           ------------------------------------
                                            Frederick Willetts, III